SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RESOURCE AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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RESOURCE AMERICA, INC.

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Monday, May 21, 2007

To the Stockholders of RESOURCE AMERICA, INC.:

Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the “Company”), will be held at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, on Monday, May 21, 2007, at 10:00 a.m. (the “Meeting”), for the following purposes:

1.	To elect two directors to serve three-year terms expiring at the annual meeting of stockholders in 2010.

2.	To approve a proposal to adopt the Resource America, Inc. Annual Incentive Plan for Senior Executives.

3.	To approve a proposal to adopt the Resource America, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan.

4.	To transact such other business as may properly be brought before the Meeting and any adjournment thereof.

Only stockholders of record on our books at the close of business on March 30, 2007, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at our offices at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112. The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. ONLY PERSONS WHO ARE STOCKHOLDERS AS OF MARCH 30, 2007 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, AND, IF YOU WISH TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By order of the Board of Directors,
Michael S. Yecies, Secretary
April 6, 2007

RESOURCE AMERICA, INC.

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The annual meeting of stockholders of Resource America, Inc. (the “Company”) will be held on May 21, 2007, at 10:00 a.m. (the “Meeting”) at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 30, 2007, will be entitled to notice of and to vote at the Meeting.

This statement is furnished in connection with the solicitation by our Board of Directors of proxies from holders of our common stock to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to us, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy are being sent on or about April 6, 2007, to stockholders of record as of March 30, 2007.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its use by giving written notice of revocation to our Secretary at our Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy. Proxies may be solicited by our directors, officers and employees either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

VOTING AT THE MEETING

Only stockholders of record at the close of business on March 30, 2007, will be entitled to vote at the Meeting. As of March 30, 2007, we had 17,797,046 shares of common stock outstanding. At the Meeting, the holders of common stock will be entitled to one vote per share on each matter of business properly brought before the Meeting.

The presence in person or by proxy of holders of our outstanding common stock representing not less than a majority of the outstanding shares of common stock will constitute a quorum. The affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Annual Plan”), the Resource America, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan (the “Amended Equity Compensation Plan”) and all other business properly brought before the Meeting will require a favorable vote of a majority of the shares represented at the Meeting, in person or by proxy, and entitled to vote.

Abstentions may be specified on the adoption of the Annual Plan, Amended Equity Compensation Plan and on any other properly presented business and will be considered present for purposes of determining the presence of a quorum. Broker non-votes, with respect to shares present at the Meeting, in person or by proxy, will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors, FOR adoption of the Annual Plan and FOR adoption of the Amended Equity Compensation Plan.

Shares represented at the annual meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote shares held by them in nominee name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy delivered with respect to such shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker “non-vote,” those shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors. Brokers will not have such discretionary authority with respect to the proposals to adopt the Annual Plan and the Amended Equity Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of common stock owned, as of March 30, 2007, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our present directors, (c) each of our named executive officers, and (d) all of our named executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

Beneficial Owner	Common Stock		Percent of Class
	Amount and Nature of Beneficial Ownership
Directors (14)
Michael J. Bradley	15,000		*
Carlos C. Campbell	49,872	(1)(2)	*
Edward E. Cohen	2,561,482	(4)(6)(7)(8)(9)(10)	13.59%
Jonathan Z. Cohen	1,674,767	(3)(4)(6)(7)(8)(11)	8.86%
Kenneth A. Kind	8,115		*
Hersh Kozlov	5,000		*
Andrew M. Lubin	46,517	(1)(2)	*
John S. White	46,677	(1)(2)	*

Non-Director Executive Officers(14)
Thomas C. Elliott	65,749	(3)(4)(5)(6)(7)	*
Alan F. Feldman	441,767	(3)(6)(7)	2.43%
Steven J. Kessler	223,422	(3)(4)(6)(7)(8)	1.25%
Michael S. Yecies	100,818	(3)(4)(6)(7)(8)	*
All named executive officers and directors as a group (12 persons)	5,192,936	(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)	25.03%

Other Owners of More Than 5% of Outstanding Shares
Leon G. Cooperman	1,088,100	(12)	6.11%
Kenneth H. Shubin Stein	1,597,291	(13)	8.98%

*	Less than 1%
(1)	Includes vested units representing the right to receive one share of common stock per unit granted under our 1997 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell – 34,690 units; Mr. Lubin – 34,690 units; and Mr. White – 34,690 units.
(2)	Includes vested units representing the right to receive one share of common stock per unit granted under our 2002 Plan in the following amounts: Mr. Campbell – 10,987 units; Mr. Lubin – 10,987 units; and Mr. White – 10,987 units.
(3)	Includes shares allocated under our Employee Stock Ownership Plan (“ESOP”) in the following amounts: Mr. J. Cohen – 2,237 shares; Mr. Elliott – 773 shares; Mr. Feldman – 677 shares; Mr. Kessler – 2,331 shares; and Mr. Yecies – 1,815 shares, as to which each has voting power.
(4)	Includes shares allocated under our Investment Savings Plan, or 401(k) plan, in the following amounts: Mr. E. Cohen – 21,789 shares; Mr. J. Cohen – 15,030 shares; Mr. Elliott – 6,446 shares; Mr. Kessler – 15,904 shares; and Mr. Yecies – 2,697 shares, as to which each has voting power.
(5)	Includes 2,312 shares issuable on exercise of options granted under our 1997 Key Employee Stock Option Plan.
(6)	Includes shares issuable on exercise of options granted under our 1999 Key Employee Stock Option Plan in the following amounts: Mr. E. Cohen – 637,089 shares; Mr. J. Cohen – 450,980 shares; Mr. Elliott – 8,767 shares; Mr. Feldman – 49,519 shares; Mr. Kessler – 49,796 shares; and Mr. Yecies – 69,381 shares.
(7)	Includes shares issuable on exercise of options granted under our 2002 Key Employee Stock Option Plan in the following amounts: Mr. E. Cohen – 392,073 shares; Mr. J. Cohen – 346,908 shares; Mr. Elliott – 43,604 shares; Mr. Feldman – 338,504 shares; Mr. Kessler – 27,697 shares; and Mr. Yecies – 23,127 shares.
(8)	Includes shares issuable on exercise of options granted under our 2005 Omnibus Equity Compensation Plan in the following amounts: Mr. E. Cohen – 4,839 shares; Mr. J. Cohen – 275,000 shares; Mr. Kessler – 35,000 shares and Mr. Yecies – 1,875 shares.
(9)	Includes 449,516 shares held by a private charitable foundation of which Mr. E. Cohen serves as a co-trustee. Mr. E. Cohen disclaims beneficial ownership of these shares.
(10)	Includes 92,500 shares held in trusts for the benefit of Mr. E. Cohen’s spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares. 46,250 of these shares are also included in the shares referred to in footnote 11 below.
(11)	Includes 46,250 shares held in a trust of which Mr. J. Cohen is a co-trustee and co-beneficiary. These shares are also included in the shares referred to in footnote 10 above.
(12)

This information is based on Schedule 13G/A filed with the SEC on February 9, 2007. Includes 576,200 shares as to which sole voting and dispositive power is claimed and 511,900 shares as to which shared voting and dispositive power is claimed. Mr. Cooperman’s address is 88 Pine Street, Wall Street Plaza, 31st Floor, New York, NY 10005.

(13)	This information is based on Schedule 13G/A filed with the SEC on March 1, 2007. Includes 3,600 shares as to which sole voting and dispositive power is claimed and 1,593,691 shares as to which shared voting and dispositive power is claimed. Dr. Shubin Stein’s address is 1995 Broadway, Suite 1801, New York, NY 10023.
(14)	The address for all our directors and officers is One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112.

PROPOSAL 1. ELECTION OF DIRECTORS

DIRECTORS

The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of directors in the Class of 2007 expire at the annual meeting of stockholders to which this proxy statement relates. The Board of Directors has nominated Michael J. Bradley and Andrew M. Lubin for re-election as directors in the Class of 2010.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Bradley and Lubin as our directors in the Class of 2010, for three-year terms expiring at the 2010 annual meeting of stockholders, or until their successors are elected or appointed. Should any nominee become unable or refuse to accept nomination or election as a director in the Class of 2010, it is intended that the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee and each of our other directors. There are no family relationships among the nominees and our directors except that Jonathan Z. Cohen, our President and Chief Executive Officer and a director, is a son of Edward E. Cohen, our Chairman of the Board of Directors.

Nominees for election in the Class of 2007:

Michael J. Bradley, 62, has been a member of our Board of Directors since 2005. Co-owner and Managing Director of BF Healthcare, Inc. (a supplier of physician services to hospitals and assisted living facilities) since 1999. Director of The Bancorp, Inc. (a publicly-traded bank holding company) since 2005. Managing Board Member of Atlas Pipeline Partners GP, LLC (general partner of a publicly-traded natural gas pipeline limited partnership) from 2004 to 2005. Chairman of the Board of First Executive Bank from 1988 to 1998. Vice Chairman of First Republic Bank from 1998 to 2003.

Andrew M. Lubin, 60, has been a member of our Board of Directors since 1994. President, Delaware Financial Group, Inc. (a private investment firm) since 1990.

Directors other than current nominees in the Class of 2008:

Carlos C. Campbell, 69, has been a member of our Board of Directors since 1990. President of C.C. Campbell and Company (a management consulting firm) since 1985. Director of PICO Holdings, Inc. (a publicly-traded diversified holding company) since 1998. Director of Herley Industries, Inc. (a publicly-traded RF/Microwave Solutions company) since 2005.

Edward E. Cohen, 68, has been a member of our Board of Directors since 1988. Chairman of our Board since 1990. Chief Executive Officer from 1988 to 2004. President from 2000 to 2003. Chairman of the Board of Resource Capital Corp. (a publicly-traded real estate investment trust managed by us) since its formation in 2005. Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC (general partner of a publicly-traded natural gas pipeline limited partnership) since its formation in 1999. Chairman, Chief Executive Officer and President of Atlas America, Inc. (a publicly-traded energy company formerly owned by us) since its formation in 2000. Chairman and Chief Executive Officer of Atlas Pipeline Holdings GP, LLC (a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Holdings, L.P., a publicly-traded limited partnership that holds certain interests in and common units of Atlas Pipeline Partners, L.P.) since its formation in 2006. Chairman of Atlas Energy Resources, LLC (a publicly-traded energy company) since its formation in 2006. Director of TRM Corporation (a publicly-traded consumer services company) since 1998. Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994.

Hersh Kozlov, 59, has been a member of our Board of Directors since 2007. Partner at Wolf, Block, Schorr and Solis-Cohen LLP (a law firm) since 2001. Presidential appointee to national Advisory Committee for Trade Policy and Negotiations from 2002 to 2004.

Directors other than current nominees in the Class of 2009:

Jonathan Z. Cohen, 36, has been a member of our Board of Directors since 2002. President since 2003 and Chief Executive Officer since 2004. Chief Operating Officer from 2002 to 2004. Executive Vice President from 2001 to 2003. Senior Vice President from 1999 to 2001. Chief Executive Officer, President and a Director of Resource Capital Corp. since its formation in 2005. Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC since its formation in 1999. Vice Chairman of Atlas America, Inc. since its formation in 2000. Vice Chairman of Atlas Pipeline Holdings GP, LLC since its formation in 2006. Vice Chairman of Atlas Energy Resources, LLC since its formation in 2006. Trustee and Secretary of RAIT Financial Trust, f/k/a RAIT Investment Trust (a publicly-traded real estate investment trust) from 1997 to 2006 and Vice Chairman of RAIT from 2003 to 2006.

Kenneth A. Kind, 53, has been a member of our Board of Directors since 2004. Vice President of Medi-Promotions, Inc. (a healthcare advertising company) since 1991. Director of Van Ameringen Foundation (a private charitable foundation) since 1995.

John S. White, 66, has been a member of our Board of Directors since 1993. Consultant in the financial services industry since 2007. Senior Vice President of Royal Alliance Associates, Inc. (an independent broker/dealer), a wholly-owned subsidiary of American International Group, Inc., from 2002 to 2006. Chief Executive Officer and President of DCC Securities Corporation (a securities brokerage firm) from 1989 to 2002. Director of TRM Corporation (a publicly-traded consumer services company) since 2007. Mr. White is also a certified public accountant.

Non-Director Executive Officers

The Board of Directors appoints officers each year at its annual meeting following the annual stockholders meeting and from time to time as necessary.

Thomas C. Elliott, 34, Senior Vice President – Finance and Operations since 2006. Senior Vice President—Finance from 2005 to 2006. Vice President – Finance from 2001 to 2005. Chief Financial Officer of Resource Financial Fund Management, Inc., a wholly-owned asset management subsidiary, since 2004. Chief Financial Officer, Chief Accounting Officer and Treasurer of Resource Capital Corp. from 2005 to 2006 and Senior Vice President – Finance and Operations since 2006. From 1997 to 2001, Mr. Elliott held various financial positions at Fidelity Leasing, Inc., a former subsidiary of ours, including Manager of Financial Planning, Director of Asset Securitization and Treasurer.

Alan F. Feldman, 43, Senior Vice President since 2002. Chief Executive Officer of Resource Real Estate, Inc. a wholly-owned real estate subsidiary, since 2004. Vice President at Lazard Freres & Co. (an investment bank) from 1998 to 2002. Executive Vice President at PREIT-Rubin, Inc., the management subsidiary of Pennsylvania Real Estate Investment Trust (a publicly-traded real estate investment trust) and its predecessor, The Rubin Organization, from 1992 to 1998.

Steven J. Kessler, 64, Executive Vice President since 2005 and Chief Financial Officer since 1997. Senior Vice President from 1997 to 2005. Senior Vice President – Finance of Resource Capital Corp. since 2005. Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 to 1997. From 1983 to 1993, Mr. Kessler worked for Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer. Prior thereto, Partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants. Trustee of GMH Communities Trust (a publicly-traded specialty housing real estate investment trust) since 2004.

Michael S. Yecies, 39, Senior Vice President since 2005 and Chief Legal Officer and Secretary since 1998. Vice President from 1998 to 2005. Chief Legal Officer and Secretary of Resource Capital Corp. since 2005. Attorney at Duane Morris LLP (an international law firm) from 1994 to 1998.

Other Significant Employees

The following sets forth certain information regarding other significant employees:

Jeffrey D. Blomstrom, 38, President and Managing Director of Resource Financial Fund Management, Inc. since 2003. Senior Vice President – CDO Structuring of Resource Capital Corp. since 2005. Managing Director at Cohen and Company, a Philadelphia-based investment bank specializing in the financial services sector, from 2001 to 2003. Senior Vice President of iATMglobal.net, an ATM software development company, from 2000 to 2001. Attorney at Covington & Burling (an international law firm) from 1999 to 2000.

David E. Bloom, 42, Senior Vice President since 2001. President of Resource Capital Partners, Inc. (a wholly-owned real estate subsidiary) from 2002 to 2006. President of Resource Real Estate, Inc. since 2004.

Senior Vice President – Real Estate Investments of Resource Capital Corp. since 2005. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 1999 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 1999. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

Crit S. DeMent, 54, Senior Vice President since 2005. Chairman and Chief Executive Officer of LEAF Financial (a majority-owned equipment finance subsidiary) since 2001. President of the Technology Finance Group of CitiCapital Vendor Finance in 2001. President of the Small Ticket Group of European American Bank, a division of ABN AMRO, from 2000 to 2001. President and Chief Operating Officer of Fidelity Leasing, Inc. (a former equipment finance subsidiary) from 1996 to 2000.

Director Compensation

In fiscal 2006 each of our independent directors received a retainer of $35,000 per year and was eligible to participate in our 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan, referred to as the 2002 Plan, which was approved by our stockholders on April 29, 2002. Under the 2002 Plan, non-employee directors, referred to as Eligible Directors, are awarded units representing the right to receive one share of our common stock for each unit awarded. In fiscal 2006 each Eligible Director received units equal to $15,000 divided by the closing price of our common stock on the date of grant. Units vest on the later of: (i) the fifth anniversary of the date the recipient became an Eligible Director and (ii) the first anniversary of the grant of those units, except that units will vest sooner upon a change in control or death or disability of an Eligible Director, provided the Eligible Director completed at least six months of service. Upon termination of service by an Eligible Director, vested units will become issued common stock, but all unvested units are forfeited. Effective April 1, 2007, each of our independent directors will receive a retainer of $52,500 per year and units equal to $22,500 divided by the closing price of our common stock on the date of grant. The 2002 Plan provides for the issuance of a maximum of 173,454 units and terminates on April 29, 2012, except with respect to previously awarded grants. As of March 30, 2007, we have six Eligible Directors and 38,373 units have been awarded to such Eligible Directors under the 2002 Plan.

Mr. E. Cohen received $750,000 in fiscal 2006 for his service as the Chairman of our Board of Directors. In fiscal 2006, Mr. E. Cohen also received a grant of 5,790 shares of our common stock, vesting 25% per year over four years, and a grant of options to acquire 25,000 shares of RCC common stock at an exercise price of $15.00 per share, vesting one-third per year over three years. In addition, upon Mr. E. Cohen’s retirement as our Chief Executive Officer in 2004, we began paying monthly retirement benefits to Mr. E. Cohen under a Supplemental Employment Retirement Plan, or SERP, we established as part of Mr. E. Cohen’s former employment agreement with us. During fiscal 2006, these payments aggregated $837,000. For further information concerning the SERP, see “Certain Relationships and Related Party Transactions.” Mr. E. Cohen currently holds vested options exercisable for 1,034,001 shares of our common stock. Except for options with respect to 80,000 shares referred to above, all of such options were granted to Mr. E. Cohen when he was our Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports.

Based solely on our review of the reports received by us, we believe that, during fiscal 2006, our officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

Compensation Committee Interlocks and Insider Participation

In fiscal 2006 the Compensation Committee of the Board of Directors consisted of Messrs. Campbell, Kind and White. Mr. Campbell is the chairman of the Committee. None of such persons was an officer or employee of ours or any of our subsidiaries during fiscal 2006 or was formerly an officer of ours. None of our executive officers has been a director or executive officer of any entity of which any member of the Compensation Committee has been a director or executive officer during fiscal year 2006.

Information Concerning the Board of Directors and Certain Committees

The Board of Directors held five meetings during fiscal 2006. Each of the directors attended at least 75% of the meetings of the Board and all meetings of the committees on which they served during fiscal 2006. The Board of Directors currently consists of eight members. The Board of Directors has determined that Messrs. Bradley, Campbell, Kind, Kozlov, Lubin and White each satisfy the independence requirements of NASD rules.

The current standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Corporate Governance and Investment Committee and Nominating Committee. All of the members of each Board Committee are independent directors.

The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, is responsible for the engagement of independent accountants, and reviews the adequacy of our internal controls. The Committee held five meetings during fiscal 2006. Members of the Committee currently are Messrs. Lubin (Chairman), Bradley and Campbell.

The Compensation Committee establishes and monitors compensation levels for our officers and administers our stock option and equity compensation plans. The Committee held seven meetings during fiscal 2006. Members of the Committee currently are Messrs. Campbell (Chairman), Kind, Kozlov and White.

The Corporate Governance and Investment Committee reviews all of our corporate governance procedures, our current management investment practices and evaluates and monitors our significant existing and proposed investments. The Committee held three meetings during fiscal 2006. Members of the Committee currently are Messrs. White (Chairman), Bradley and Lubin.

The Nominating Committee recommends persons for nomination as our directors. The Nominating Committee did not hold any meetings during fiscal 2006, because the Board of Directors as a whole previously fulfilled the responsibilities of the Nominating Committee. The Nominating Committee does not have a charter but will consider nominees recommended by holders of our common stock for the 2008 annual meeting of stockholders if submitted in writing to our Secretary in accordance with our Bylaws and rules promulgated by the Securities and Exchange Commission. See “Stockholder Proposals” for information concerning nominations by stockholders. Members of the Committee currently are Messrs. Kozlov (Chairman), Campbell and Lubin.

Our Board of Directors has also established a process for stockholders to send communications to the Board of Directors. Any of our stockholders who wish to send a communication to the Board of Directors should mail such communication to our Secretary at our Philadelphia address stated herein. Beneficial owners shall include in their communication a good faith representation that they are beneficial owners of our common stock. Our Secretary will promptly forward to the Chairman of the Board of Directors any and all such stockholder communications.

We do not have a formal policy regarding board member attendance at our annual meeting of stockholders. We anticipate that all of our board members will attend the Meeting.

Report of the Audit Committee

The Audit Committee currently consists of three directors: Andrew M. Lubin, who serves as Chairman, Michael J. Bradley and Carlos C. Campbell. This committee meets with the independent auditors to review the results of the annual audit and other related matters. The Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements of the NASD and the SEC and that Mr. Bradley, a certified public accountant, is an Audit Committee financial expert. The Audit Committee met five times during the fiscal year ended September 30, 2006. The Audit Committee has adopted an Audit Committee Charter, which is available on our website at www.resourceamerica.com. The Audit Committee has approved the following report:

In connection with its function of overseeing and monitoring our financial reporting process, the Audit Committee has done the following:

•	Reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2006 with our management;

•	Discussed with our independent auditors those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec.380); and

•

Received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent auditors their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2006.

Andrew M. Lubin, Chairman

Michael J. Bradley

Carlos C. Campbell

Audit Fees

The aggregate fees billed by our independent auditors, Grant Thornton LLP, for professional services rendered for the audit of our annual financial statements for the fiscal years ended September 30, 2006 and 2005 (including a review of internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during such fiscal years were $1,178,000 and $1,692,000, respectively.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP for audit-related services, including separate audits as required by certain of our subsidiaries and consulting on reporting issues, were $164,000 and $198,000 for the fiscal years ended September 30, 2006 and 2005, respectively.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services related to tax compliance, tax advice and tax planning were $85,000 and $154,000 in the fiscal years ended September 30, 2006 and 2005, respectively.

All Other Fees

Grant Thornton LLP did not bill for products and services provided to us, other than services described above under “Audit Fees,” “Audited-Related Fees” and “Tax Fees,” for the fiscal years ended September 30, 2006 and 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton LLP as well as the fees charged by Grant Thornton LLP for such services. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services and fees were pre-approved during fiscal 2006.

Other Matters

Upon the recommendation of the Audit Committee, approved by the Board of Directors, Grant Thornton LLP served as our independent auditors during fiscal year 2006. The Audit Committee of the Board of Directors anticipates that Grant Thornton LLP will be re-appointed as our independent auditors for fiscal year 2007. We anticipate that a representative of Grant Thornton LLP will be present at the Meeting. If they desire to do so, Grant Thornton LLP will have the opportunity to make a statement at the Meeting. We also expect that the representative of Grant Thornton LLP will be available to respond to appropriate questions.

Executive Officer Compensation

The following table sets forth certain information concerning the compensation paid or accrued during each of the last three fiscal years for our Chief Executive Officer and each of our four other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation (3)
		Salary	Bonus (1)	Other	Restricted Stock Awards(2)	Securities Underlying Options
Jonathan Z. Cohen President and Chief Executive Officer	2006 2005 2004	$600,000 623,077 457,692	$1,700,000 800,000 400,000	0 0 0	$32,614 1,435 1,900	0 275,000 0	$57,658 4,255,691 564,631

Steven J. Kessler Executive Vice President and Chief Financial Officer	2006 2005 2004	325,000 329,808 300,000	400,000 235,000 235,000	0 0 0	33,946 1,435 1,963	0 35,000 0	14,500 143,830 45,260

Alan F. Feldman Senior Vice President	2006 2005 2004	350,000 354,808 317,500	350,000 225,000 150,000	0 0 0	10,712 1,435 1,900	0 0 0	0 75,000 0

Thomas C. Elliott Senior Vice President – Finance and Operations	2006 2005 2004	193,269 180,932 156,539	300,000 140,000 115,000	0 0 0	12,064 1,435 1,911	0 69,381 0	10,090 326,000 37,547

Michael S. Yecies Senior Vice President, Chief Legal Officer and Secretary	2006 2005 2004	207,308 202,692 180,756	200,000 100,000 72,500	0 0 0	26,686 1,435 1,911	0 7,500 0	12,000 61,330 25,130

(1)	Bonuses in any fiscal year are generally based upon our performance in the prior fiscal year and the individual’s contribution to that performance. From time to time, we may award bonuses in a fiscal year reflecting an individual’s performance during that fiscal year. The fiscal 2006 bonuses include restricted stock grants of our common stock that vest 25% per year over four years from the date of grant in the following amounts (valued at the closing price of our common stock on January 3, 2006, the date of grant): Mr. Cohen – 11,580 shares ($200,000); Mr. Feldman – 5,790 shares ($100,000); and Mr. Kessler – 2,895 shares ($50,000). The fiscal 2006 bonuses also include restricted stock grants of Resource Capital Corp. that vest 33.33% per year over three years in the following amounts: Mr. Cohen – 33,333 shares ($500,000) and Mr. Feldman – 1,666 shares ($25,000).
(2)

Reflects allocations of shares to employee accounts under our Employee Stock Ownership Plan, or ESOP. Share allocations under the ESOP have been valued at the closing price of our common stock at September 30, 2006, 2005 and 2004, respectively. Fiscal 2006 ESOP share allocations include exchanges of Atlas America, Inc. common stock acquired as a result of our spin-off of Atlas America in fiscal 2005 for equal values of our common stock. For purposes of this table, all ESOP shares are assumed to be fully vested. As of September 30, 2006, Messrs. Cohen, Elliott, Kessler and Yecies were fully vested and Mr. Feldman was 40% vested. ESOP shares vest 20% after three years of service and 20% per year thereafter. At September 30, 2006, the number of restricted shares held in the ESOP for the account of each person and the value of those restricted shares (in the aggregate, and valued at the closing market price of our common stock on September 30, 2006) were: Mr. Cohen – 2,237 shares ($46,530); Mr. Kessler – 2,331 shares ($48,485); Mr. Feldman – 677 shares ($14,082); Mr. Elliott – 773 shares ($16,078); and Mr. Yecies – 1,815 shares ($37,752). Cash dividends, as and when authorized by our Board of Directors, have been and will continue to be paid to the ESOP on the restricted shares.

(3)	Reflects matching payments we made under our 401(k) Plan, grants in fiscal 2005 and 2004 of phantom units under the Atlas Pipeline Long Term Incentive Plan, and stock option grants in fiscal 2006 and restricted stock grants in 2005 of RCC common stock under the RCC Stock Incentive Plan, as detailed below. The amount set forth for Mr. Cohen in fiscal 2005 also includes (i) the value of unexercised in-the-money stock options granted under the Atlas America, Inc. Stock Incentive Plan, valued by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 2005: 200,000 options ($2,128,000) and (ii) payments of $13,018 to a law firm in connection with its representation of Mr. Cohen in reviewing Mr. Cohen’s employment agreement with us. The phantom unit grants under the Atlas Pipeline Long Term Incentive Plan entitle the recipient, upon vesting, to receive one common unit or its then fair market value in cash and include distribution equivalent rights. The number of phantom units held and the value of those phantom units, valued at the closing market price of Atlas Pipeline common units on the date of the grant, are: Mr. Cohen – 27,500 phantom units ($1,167,150); Mr. Kessler – 1,500 phantom units ($61,590); Mr. Elliott – 1,500 phantom units ($61,590); and Mr. Yecies – 1,000 phantom units ($42,960). Atlas America and the general partner of Atlas Pipeline are former energy subsidiaries of ours. The restricted stock grants under the RCC Stock Incentive Plan vest one-third per year over three years and entitle the recipient to all the rights of an RCC shareholder, including dividend rights. The number of restricted shares held and the value of these shares, valued at the price of the shares sold in RCC’s March 2005 private offering ($15.00), are: Mr. Cohen – 100,000 shares ($1,500,000); Mr. Kessler – 7,500 shares ($112,500); Mr. Feldman – 5,000 shares ($75,000); Mr. Elliott – 20,000 shares ($300,000); and Mr. Yecies – 2,000 shares ($30,000). Such restricted stock was granted when RCC was a private company. The RCC stock options vest one-third per year over three years and have an exercise price of $15.00 per share. The value of RCC stock options is calculated by subtracting the total exercise price of the unexercised in-the-money stock options from the fair market value of the securities underlying the options at September 30, 2006: Mr. Cohen – 100,000 options ($45,000); and Messrs. Kessler, Elliott and Yecies – 10,000 options each ($4,500 each).

Option/SAR Grants and Exercises in Last Fiscal Year and Fiscal Year-End Option Values

We did not grant any stock options or stock appreciation rights to the named executive officers in fiscal 2006.

The following table sets forth the aggregated option exercises during fiscal 2006, together with the number of unexercised options and their value on September 30, 2006, held by the executive officers listed in the Summary Compensation Table. No stock appreciation rights were exercised or held by the named executive officers in fiscal 2006.

Aggregated Option Exercises In Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable (2)
Jonathan Z. Cohen	0	0	1,318,302/0	$18,067,313/$0
Steven J. Kessler	12,100	$176,010	112,493/0	$1,398,519/$0
Alan F. Feldman	0	0	413,023/0	$6,922,889/$0
Thomas C. Elliott	0	0	38,663/48,063	$402,447/$232,644
Michael S. Yecies	0	0	94,383/5,625	$1,499,635/$19,913

(1)	Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at the date of exercise.
(2)	Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 2006.

Employment Agreements

Jonathan Z. Cohen currently serves as our Chief Executive Officer, President and a director under an employment agreement dated October 5, 1999. The agreement requires Mr. Cohen to devote as much of his business time to us as necessary to the fulfillment of his duties, although it permits him to have outside business interests. The agreement provides for initial base compensation of $200,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Cohen’s performance. Mr. Cohen is eligible to receive incentive bonuses and equity compensation grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The agreement has a term of three years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The agreement can be terminated sooner in the event of Mr. Cohen’s disability extending for more than 240 days or death. Mr. Cohen also has the right to terminate the agreement upon a change in control or potential change in control and for cause. Otherwise, Mr. Cohen can terminate the agreement upon 180 days’ notice.

The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Cohen’s estate will receive an amount equal to three times Average Compensation (defined as the average of the annual total compensation received by Mr. Cohen in the three most highly compensated years during the previous nine years of employment) (payable over 36 months); (ii) upon termination due to disability, Mr. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%; and (iii) upon termination by Mr. Cohen for cause, or upon a change in control or potential change in control, an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months. In the event that any amounts payable to Mr. Cohen pursuant to items (i) through (iii), above, which we refer to as Total Benefits, become subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, we must pay Mr. Cohen an additional sum such that the net amounts retained by Mr. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits.

The terms of our employment agreement with Steven J. Kessler as of October 1999 are substantially similar to the terms of our employment agreement with Mr. J. Cohen, described above, except as follows: Mr. Kessler currently serves as Executive Vice President and Chief Financial Officer, Mr. Kessler’s initial base compensation is $300,000 per year, Mr. Kessler is not expressly permitted to have outside business interests and Mr. Kessler does not have the right to terminate the agreement upon a potential change in control.

Michael S. Yecies currently serves as our Senior Vice President, Chief Legal Officer and Secretary under an employment agreement dated November 17, 2006. The agreement requires Mr. Yecies to devote substantially all of his time and attention to us as necessary to the fulfillment of his duties. The agreement provides for initial base compensation of $210,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Yecies’ performance. Mr. Yecies is eligible to receive incentive bonus payments, stock option grants, restricted stock grants and other forms of incentive compensation in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The agreement has a term of one year and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current one year term. The agreement can be terminated sooner in the event of Mr. Yecies’ disability extending for more than 180 days or death. Mr. Yecies also has the right to terminate the agreement upon a change in control and for cause. Otherwise, Mr. Yecies can terminate the agreement upon 180 days notice.

The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Yecies’ estate will receive an amount equal to: (a) any earned but unpaid portion of Mr. Yecies’ base salary; (b) any accrued but unpaid vacation pay; (c) an amount equal to one (1) year’s base compensation as of the date of death; and (d) an amount equal to the value of all incentive compensation (excluding stock options grants) received by Mr. Yecies during the year ending on the date of death; (ii) upon termination due to disability, Mr.

Yecies will receive his base compensation and any incentive compensation (excluding stock option grants) until the expiration of the term; (iii) upon termination by Mr. Yecies for cause, or by us not for cause, Mr. Yecies will receive his annual base compensation for a period of one year; and (iv) upon termination following a change in control, Mr. Yecies will receive amounts equal to all compensation and benefits he would have received through the end of the term.

The terms of our employment agreement with Thomas C. Elliott as of November 17, 2006 are substantially similar to the terms of our employment agreement with Mr. Yecies, described above, except as follows: Mr. Elliott currently serves as Senior Vice President – Finance and Operations and Mr. Elliott’s initial base compensation is $200,000 per year.

Certain Relationships and Related Party Transactions

In the ordinary course of our business operations, we have ongoing relationships with several related entities, including our managed and/or sponsored entities and our former energy subsidiary. We describe these relationships below. The following table summarizes the receivables and payables with these related parties (in thousands):

September 30, 2006
Receivables from managed entities and related parties:
Commercial finance investment partnerships	$3,938
Financial fund management entities	2,064
RCC	1,409
Real estate investment partnerships and tenant-in-common, or TIC, property interests	952
Atlas America	265
Anthem Securities	154
Other	13

Receivables from managed entities	$8,795

Payables due to managed entities and related parties:
Real estate investment partnerships and TIC property interests	$1,325
Anthem Securities	254

Payables to managed entities	$1,579

We receive fees, dividends and reimbursed expenses from several related/managed entities. In addition, we reimburse another related entity for certain operating expenses. The following table summarizes those activities (in thousands):

Year Ended September 30, 2006
Financial Fund Management – fees from managed entities	$8,726
Real Estate – fees from investment partnerships and TIC property interests	11,452
Commercial finance – fees from investment partnerships	5,816
Resource Capital Corp.:
Fees and equity compensation	8,203
Reimbursement of expenses	718
Dividends received	2,722
Atlas America – reimbursement of net costs and expenses	1,303
Anthem Securities:
Payment of operating expenses	(1,166)
Reimbursement of costs and expenses from Anthem Securities	2,906
1845 Walnut Associates Ltd – payment of rent and operating expenses	(450)
9 Henmar LLC – payment of broker/consulting fees	(479)
Ledgewood P.C. – payment of legal services	(472)

Relationship with Atlas America. On June 30, 2005, we completed the spin-off of Atlas America. Mr. E. Cohen, our Chairman, is the Chairman and Chief Executive Officer of Atlas America. Atlas America reimburses us for various costs and expenses we continue to incur on behalf of Atlas America, primarily payroll and rent. Operating expenditures totaling $265,000 remain to be settled between us and Atlas America as of September 30, 2006. We reflect this amount as a receivable from related party in the first table above.

Relationship with Anthem Securities. Anthem Securities, Inc., a wholly-owned subsidiary of Atlas America and a registered broker dealer, serves as the dealer-manager of investment programs sponsored by our real estate and commercial finance segments. Some of the personnel performing services for Anthem are paid by us and Anthem reimburses us for the allocable costs of such personnel. In addition, we agreed to pay some of the operating costs for Anthem’s office of supervisory jurisdiction, principally licensing fees and costs.

Relationship with 9 Henmar. We own interests in entities, which we refer to as the Trapeza entities, that have sponsored CDO issuers and manage pools of trust preferred securities acquired by the CDO issuers. The Trapeza entities and CDO issuers were originated and developed in large part by Daniel G. Cohen, or D. Cohen. Jonathan Z. Cohen, or J. Cohen, our President, Chief Executive Officer and a director, and D. Cohen are the sons of E. Cohen and Betsy Z. Cohen, or B. Cohen. In 2002 we agreed to pay D. Cohen’s company, 9 Henmar, 10% of the fees we receive in connection with the first four Trapeza CDOs that we sponsored and manage. In fiscal 2006, we received $4.3 million of such fees from these transactions, net of expenses and paid 9 Henmar $479,000.

Relationship with Ledgewood P.C. Until April 1996, E. Cohen was of counsel to Ledgewood. E. Cohen receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest.

Relationship with Retirement Trusts. We have established two trusts to fund the SERP for E. Cohen to which we refer in “Director Compensation.” The 1999 Trust, a secular trust, purchased 100,000 shares of the common stock of The Bancorp, Inc., discussed below, with a fair value of $2.5 million at September 30, 2006. This trust and its assets are not included in our consolidated balance sheets. However, its assets are considered in determining the amount of our liability under the SERP. The 2000 Trust, a “Rabbi Trust,” holds 123,719 shares of common stock of Bancorp carried at market value which was $3.2 million at September 30, 2006 and a loan to a limited partnership in which E. Cohen and D. Cohen own the beneficial interests. This loan was acquired for its outstanding balance of $720,000 by the 2000 Trust in April 2001 from a corporation of which E. Cohen was chairman and J. Cohen was the president. The loan balance as of September 30, 2006 was $297,000. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which D. Cohen is the principal shareholder and a director. The partnership is being liquidated and the 2000 Trust received in excess of all of its initial investment. The carrying value of the assets in the 2000 Trust was approximately $5.6 million at September 30, 2006. Its assets are included in other assets in our consolidated balance sheets. Our liability under the SERP has not been reduced by the value of those assets.

Relationship with The Bancorp, Inc., or TBBK. We currently own 1.7% of the outstanding common stock of TBBK. D. Cohen is the Chairman and B. Cohen is the Chief Executive Officer of TBBK and Chairman and Chief Executive Officer of its subsidiary bank. At September 30, 2006, we had cash deposits of $282,000 at TBBK. In fiscal 2006, we sold 50,000 shares of TBBK stock for $1.2 million and realized a gain of $668,000.

Relationship with Brandywine Construction & Management, Inc. BCMI manages the properties underlying four of our real estate loans and other real properties, including properties owned by other entities but consolidated on our balance sheet as a result of Interpretation No. 46 issued by the Financial Accounting Standards Board. We lease space in an office building owned by 1845 Walnut Associates Ltd., a partnership in which we own a 30% equity interest, which property is managed by BCMI. Adam Kauffman, President of BCMI, or an entity affiliated with him, has also acted as the general partner, president or trustee of three of the borrowers. E. Cohen is the chairman of BCMI and holds approximately 8% of its common stock.

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return of two other stock market indices: the Nasdaq United States Composite and the Nasdaq Financial.

Comparison of Five Year Cumulative Total Return*

*	Total return for each of the last five fiscal years ending September 30. Assumes $100 was invested on October 1, 2001 in our common stock or in the indicated index and that cash dividends were reinvested as received. The price of our common stock was adjusted for the spin-off of Atlas America, Inc. to our stockholders on June 30, 2005.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting and administering compensation programs for our executives, including the following:

•	setting policies with respect to compensation for executives;

•	setting pay levels for all executive officers named in “Executive Officer Compensation – Summary Compensation Table”;

•	administering our 2005 Omnibus Equity Compensation Plan, Key Employee Stock Option plans and making appropriate awards of options and restricted stock; and

•	monitoring and determining such other compensation matters as may be assigned to the Committee by the Board of Directors.

•	Our compensation philosophy and objectives are driven by the desire to:

•	compensate and reward executives for their contribution to our historical success; and

•	provide suitable compensation packages to attract, motivate and retain talented executives.

The executive compensation program is designed to reward performance that is directly relevant to our short-term and long-term success and goals and, as such, has three components: base salary, annual bonuses, and long term incentives.

Base Salary

Base salaries for executive officers are determined in part by pay practices in unaffiliated companies and the Committee’s assessment of individual performance relative to responsibilities and objectives for each executive. Base salaries are not intended to compensate individuals for extraordinary performance or for above average Company performance.

Bonus Plan

Executives are eligible to receive annual bonuses, which are generally based on our overall performance during the preceding year and the individual’s contribution to that performance. In fiscal 2006 we did not have a defined bonus pool and the amount of any bonus payment was at the discretion of the Committee. In fiscal 2006 the Committee did not use formula performance measures in establishing the amount of the bonus awards; however, the Committee considered individual contribution to our overall performance and performance relative to expectations. For fiscal 2007, the Committee expects to utilize our Annual Incentive Plan for Senior Executives, attached as Exhibit A, under which the Chief Executive Officer will receive his 2007 bonus. Other employees bonus compensation will be at the discretion of the Committee.

Long Term Incentives

General. Long term incentives are designed to focus executives on our long term goals and performance and to provide a reward directly tied to stockholder return: the performance of our common stock. The particular plans are intended to encourage the participants to strive to achieve our long term success and to remain with us in order to fully benefit from the plans.

Stock Options. Stock options are issued periodically to key employees at an exercise price of no less than the market price of our common stock on the date of grant, have a life up to ten (10) years and typically vest to the executive at a rate not exceeding twenty-five percent (25%) of the amount awarded on each anniversary of the option grant. Allocation of available options is at the discretion of the Committee and is determined by the Committee’s evaluation of the potential contribution to, or impact upon, our overall performance by the executive.

Employee Stock Ownership Plan. In 1989 we established the Resource America, Inc. Employee Stock Ownership Plan for the benefit of all qualified employees. All employees, including executive officers, are allocated shares from an available pool in proportion to their relative compensation. While the allocations from this plan are determined solely by a predetermined and required formula in accordance with ERISA, the intent was, and remains, to reward all employees, including executives, based on our long term success as measured by stockholder return.

Savings Plan. The 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching contributions in the form of cash or our common stock. During fiscal year 2006, we matched employee contributions at the option of the employee 50% in cash or 50% by issuance of our common stock. While participation in this plan is at the discretion of the qualified employee, the intent again was, and remains, to reward all employees, including executives, based on our long term success as measured by stockholder return.

Chief Executive Officer Compensation

Applying the considerations noted below, for fiscal year 2006 the Committee maintained Mr. J. Cohen’s base salary at the rate of $600,000 and paid Mr. J. Cohen a bonus of $1,700,000 in January 2006 based on his performance during fiscal year 2005, of which $1,000,000 was paid in cash, $200,000 was paid in the form of a grant of our common stock that vests in full over four years, and $500,000 was paid in the form of a grant of Resource Capital Corp. common stock that vests in full over three years.

In evaluating the performance and setting the total compensation package for Mr. J. Cohen for fiscal year 2006, including the bonus compensation paid in January 2006 for performance during the 2005 fiscal year, the Committee took note of the significant growth in our stock price ($17.71 at September 30, 2005 compared to $10.08 at September 30, 2004, a 76% increase); assets under management ($7.1 billion at September 30, 2005 compared to $3.2 billion at September 30, 2004; a 118% increase); income from continuing operations ($5.4 million in fiscal 2005 compared to $1.6 million in fiscal 2004, a 235% increase); and revenues ($51.6 million in fiscal 2005 compared to $29.6 million in fiscal 2004, a 74% increase). The Committee further recognized Mr. J. Cohen’s leading role in fiscal 2005 in successfully completing our spin-off of Atlas America, our former energy subsidiary, to our stockholders, forming and sponsoring Resource Capital Corp., a real estate investment trust that we externally manage, which raised $214 million in a private offering and contributes to our income stream, increasing our cash dividend by 18% on an annualized basis, and continuing to grow, diversify and strengthen our asset management businesses in structured finance, real estate and commercial finance. All amounts set forth in this paragraph as of September 30, 2005 have been adjusted to give effect to the June 30, 2005 spin-off of Atlas America, our former energy subsidiary.

This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

Carlos C. Campbell, Chairman

Kenneth A. Kind

John S. White

PROPOSAL 2. APPROVAL OF THE RESOURCE AMERICA, INC.

ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES

General

Our Board of Directors has approved the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Annual Plan”), subject to stockholder approval. Under the Annual Plan, we will award annual bonuses to senior executive employees, based on achievement of performance goals. The Board of Directors recommends approval of the Annual Plan by our stockholders at the Meeting.

Stockholder approval is being sought so that the compensation attributable to annual bonuses under the Annual Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code (the “Code”) (see discussion of section 162(m) under “Federal Income Tax Consequences” below). If the stockholders do not approve the Annual Plan, no grants will be paid under the Annual Plan.

The material terms of the Annual Plan are summarized below. A copy of the full text of the Annual Plan is attached to this Proxy Statement as Exhibit A. This summary of the Annual Plan is not intended to be a complete description of the Annual Plan and is qualified in its entirety by the actual text of the Annual Plan to which reference is made.

Description of the Annual Plan

Purpose: The Annual Plan provides a means for awarding annual bonuses to our senior executive employees and senior executive employees of our subsidiaries based on the achievement of objective performance goals over a designated performance period. Awards will be paid in cash, shares of our Common Stock or stock units with respect to our Common Stock. The performance period is our fiscal year, which is a fiscal year ending on September 30, or any other period of up to 12 months. The objectives of the Annual Plan are:

•	to enhance our ability to attract, reward and retain employees.

•	to strengthen employee commitment to our success.

•	to align employee interests with those of our stockholders by providing compensation that varies based on our success.

Administration: The Annual Plan will be administered and interpreted by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to establish the rules and regulations relating to the Annual Plan, to interpret the Annual Plan and those rules and regulations, to select participants, to determine each participant’s target award and award amount, to approve all awards, to decide the facts in any case arising under the Annual Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Annual Plan, including the delegation of its authority or power.

Eligibility and Participation: Our senior executive employees and senior executive employees of our subsidiaries are eligible to participate in the Annual Plan. For the 2007 performance period, our Chief Executive Officer will be the only participant in the Annual Plan. In future years, approximately 10 senior executives may be eligible to receive awards under the Annual Plan. The Compensation Committee will select the senior executive employees who will participate in the Annual Plan for each performance period.

Establishment of Performance Goals. As soon as practicable, but no later than the earlier of 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed, the Compensation Committee will determine the employees who will be participants for the performance period, the performance goals and each participant’s target award for the performance period. The performance goals may provide for differing amounts to be paid based on different thresholds of performance. The maximum award payable to any participant for any performance period will not exceed $6,000,000.

Objective Criteria. The performance goals will be based on objective business criteria selected by the Committee at the beginning of each performance period. The relevant criteria will include, either in absolute terms or in comparison to publicly available industry standards or indices, one or more of the following: stock price, return on equity, assets under management, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, price-earnings multiples, net income, operating income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, stockholder return, return on capital employed, increase in assets, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Compensation Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or our company performance as a whole, or any combination.

Calculation of Awards. A participant will earn an award for a performance period based on the level of achievement of the performance goals established by the Compensation Committee for that performance period. The Compensation Committee may reduce an award for any performance period based on its assessment of personal performance or other factors, but the Compensation Committee may not increase an award beyond the amount determined based on achievement of the performance goals. A participant will receive no award if the level of achievement of the performance goals is below the minimum required to earn an award for the performance period.

Payment of Awards. At the end of the performance period, the Compensation Committee will certify the achievement of the performance goals and the amount of awards to be paid. Awards will be paid in a single lump sum payment, in cash or in the form of shares of our Common Stock or stock units with respect to our Common Stock, or any combination thereof, as soon as practicable following the close of the performance period, but not later than 2 1/2 months after the close of the performance period. Any Common Stock or stock units will be issued under our 2005 Omnibus Equity Compensation Annual Plan or a successor plan. The Committee may permit participants to elect to defer awards.

Limitations on Payment of Awards. Generally, a participant must be employed on the last day of a performance period to receive payment of an award under the Annual Plan. However, if a participant’s employment terminates prior to the end of the performance period, the Compensation Committee may determine that the participant will remain eligible to receive a prorated portion of any award that would have been earned for the performance period, in such circumstances as the Compensation Committee deems appropriate. If a participant is on an authorized leave of absence during the performance period, the participant may be eligible to receive a prorated portion of any award that would have been earned, as determined by the Committee.

Change of Control. Unless the Compensation Committee determines otherwise, if a change of control of our company occurs prior to the end of a performance period, each participant will receive an award for the performance period based on performance measured as of the date of the change of control, or as otherwise determined by the Compensation Committee.

Amendment and Termination of Annual Plan. The Compensation Committee has the authority to amend, modify or terminate the Annual Plan; provided that the Compensation Committee may not amend the Annual Plan without obtaining stockholder approval if stockholder approval is required under section 162(m) of the Code. The Annual Plan must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Annual Plan, if additional awards are to be paid under the Annual Plan and if required by section 162(m) of the Code.

New Plan Benefits. The Compensation Committee has approved an award under the Annual Plan for the 2007 performance period for our Chief Executive Officer, subject to approval of the Annual Plan by our stockholders. The amount payable under the Annual Plan for 2007 cannot be determined until after the 2007 performance period is completed and achievement of the performance goals is determined. The following table sets forth the maximum award that may be paid for 2007, based on achievement of objective performance goals.

NEW PLAN BENEFITS

Resource America, Inc. Annual Incentive Plan for Senior Executives

Name and Position	Maximum Award Payable for 2007 Performance Period
Jonathan Z. Cohen*	$4,500,000
Executive Group	$4,500,000

*	For the 2007 performance period, our Chief Executive Officer will be the only participant in the Annual Incentive Plan.

Federal Income Tax Consequences

The following description of the federal income tax consequences of awards under the Annual Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Annual Plan.

Awards generally will be subject to tax in the year in which an award is paid. We may withhold from amounts payable under the Annual Plan or other compensation an amount necessary to satisfy tax withholding obligations with respect to any award.

To the extent that awards meet the requirements of qualified performance-based compensation under section 162(m) of the Code and are otherwise deductible as compensation, we will be entitled to a corresponding tax deduction in the year the award is paid.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that meets the requirements of qualified performance based compensation is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation. The Annual Plan is structured to allow annual bonuses granted under the Annual Plan to meet the requirements of qualified performance-based compensation under section 162(m) of the Code.

Vote Required for Approval

The proposal to approve the Annual Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3. APPROVAL OF THE RESOURCE AMERICA, INC.

AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN

Our Board of Directors has amended and restated the Resource America, Inc. 2005 Omnibus Equity Compensation Plan to be effective as of May 21, 2007, subject to stockholder approval. The Plan has been amended to: (i) increase the number of shares authorized for issuance under the Plan from 1,200,000 share to 2,200,000 shares; (ii) extend the expiration date of the Plan to May 21, 2017; and (iii) make other clarifying and updating amendments to the Plan. The amended and restated Plan is referred to as the Omnibus Plan. The Board of Directors recommends approval of the Omnibus Plan by our stockholders at the Meeting.

Stockholder approval is being sought (i) so that the compensation attributable to grants under the Omnibus Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code (see discussion of section 162(m) under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet Nasdaq listing requirements. If the stockholders do not approve the amended and restated Omnibus Plan, the 2005 Omnibus Equity Compensation Plan will continue in effect without regard to the amendments made by the Board of Directors.

The Board of Directors believes that the approval of the Omnibus Plan by the stockholders will further our compensation structure and strategy. Our ability to attract, retain and motivate top quality management, employees and non-employee directors is material to our success, and the Board of Directors has concluded that this would be enhanced by our ability to make grants under the Omnibus Plan. In addition, the Board of Directors believes that the interests of our company and stockholders will be advanced if we can offer employees and non-employee directors the opportunity to acquire or increase their proprietary interests in our company.

The material terms of the Omnibus Plan are summarized below. A copy of the full text of the Omnibus Plan is attached to this Proxy Statement as Exhibit B. This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan and is qualified in its entirety by the actual text of the Omnibus Plan to which reference is made.

Material Features of the Omnibus Plan

General. The Omnibus Plan provides that grants may be in any of the following forms:

•	incentive stock options

•	nonqualified stock options

•	stock appreciation rights (referred to as SARs)

•	stock units

•	performance shares

•	stock awards

•	dividend equivalents

•	other stock-based awards

The Omnibus Plan authorizes up to 2,200,000 shares of Common Stock for issuance, subject to adjustment as described below. Grants paid in cash will not count against the share limit. If and to the extent options and SARs granted under the Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, performance shares, dividend equivalents or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Omnibus Plan. In addition, if any shares of Common Stock are surrendered to pay the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to a grant, such shares will also again become available for grant under the Omnibus Plan. If a grant agreement specifies that the grant will be paid in cash, and not in shares of Common Stock, any shares previously subject to such grant will also again become available for grant under the Omnibus Plan.

The Omnibus Plan provides that the maximum aggregate number of shares of Common Stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. Grantees may not accrue dividend equivalents during any calendar year under the Omnibus Plan in excess of $100,000. The individual limits described in this paragraph shall apply without regard to whether the grants are to be paid in Common Stock or in cash. All cash payments (other than dividend equivalents) shall equal the fair market value of the shares of Common Stock to which the cash payment relates.

If approved by the stockholders, the Omnibus Plan will become effective on May 21, 2007.

Administration. The Omnibus Plan is administered and interpreted by the Compensation Committee of our Board of Directors, except that the Board of Directors will make grants under the Omnibus Plan to our non-employee directors. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Omnibus Plan, (ii) determine the type, size and terms of the grants, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the limitations described below, (v) adopt guidelines separate from the Omnibus Plan that set forth the specific terms and conditions for grants under the Omnibus Plan, and (vi) deal with any other matters arising under the Omnibus Plan. The Compensation Committee and Board of Directors may delegate their authority under the Omnibus Plan as appropriate. References below to the Compensation Committee include the Board, with respect to grants to non-employee directors. The determinations of the Compensation Committee are made in its sole discretion and are final, binding and conclusive.

Eligibility for Participation. All of our employees and employees of our subsidiaries are eligible for grants under the Omnibus Plan. Our non-employee directors are also eligible to receive grants under the Omnibus Plan. As of March 30, 2007, approximately 225 employees and 6 non-employee directors are eligible to receive grants under the Omnibus Plan. Our non-employee directors currently receive grants under our 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options that are intended to qualify as incentive stock options within the meaning of section 422 of the Code (ISOs) or nonqualified stock options that are not intended to so qualify (NQSOs) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Omnibus Plan may receive a grant of NQSOs. Only employees of our company and certain of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Omnibus Plan may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of our company or a subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Compensation Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of our company or a subsidiary, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant letter. A grantee may pay the exercise price and any withholding taxes upon exercise of an option: (i) in cash or by certified check, (ii) with the approval of the Compensation Committee, by delivering shares of Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such shares, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Omnibus Plan. SARs may be granted in connection with, or independently of, any option granted under the Omnibus Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount set forth in the grant letter. The base amount shall not be less than the fair market value of the Common Stock subject to the SARs on the date of grant. Such payment to the grantee will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the grantee is employed by or providing service to our company or within a specified period of time after termination of such employment or service.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Omnibus Plan. Each stock unit provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.

Performance Shares

The Compensation Committee may grant performance shares to anyone eligible to participate in the Omnibus Plan. Each performance share provides the grantee with the right to receive a share of Common Stock or an amount based on the value of a share Common Stock, if specified performance goals are met. The Compensation Committee determines the number of performance shares that will be granted, the performance goals and other conditions for payment of performance shares, the target amount that will be paid under a performance share based on the achievement of the performance goals, and the other terms and conditions applicable to the performance shares. Payments with respect to performance shares will be made in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Omnibus Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines. The Compensation Committee determines the number of shares of Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Common Stock and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the Omnibus Plan. Dividend equivalents may be granted in connection with any grants under the Omnibus Plan and may be payable in cash or shares of Common Stock. Dividend equivalents may be paid currently or accrued as contingent cash obligations or converted to stock units, as determined by the Compensation Committee. The terms and conditions of dividend equivalents are determined by the Compensation Committee.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards (which are awards other than options, SARs, stock units, performance shares, stock awards and dividend equivalents) under the Omnibus Plan. The Compensation Committee may grant such other stock-based awards to anyone eligible to participate in the Omnibus Plan. These grants may be cash-based or based on, measured by or payable in shares of Common Stock, and will be payable in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock. The terms and conditions for these grants will be determined by the Compensation Committee.

Qualified Performance Based Compensation. The Compensation Committee may make grants to employees of stock units, performance shares, stock awards, dividend equivalents and other stock-based awards that are intended to meet the requirements of qualified performance based compensation under section 162(m) of the Code. The Compensation Committee will establish in writing (i) the objective performance goals that must be met in order for the grants to vest or be payable, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the Omnibus Plan and the requirements of section 162(m) of the Code. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. The Compensation Committee will establish in writing the performance goals that must be met either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed. The Committee may not increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: Common Stock price, earnings per share of Common Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, revenue growth, assets under management, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or the performance of our company or our subsidiaries independently or as a whole, or a combination of the foregoing.

Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the grantee in connection with a grant under the Omnibus Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the number of shares of Common Stock available for grants, the limit on the number of shares of Common Stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Omnibus Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control. If a change of control occurs where our company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Compensation Committee may also take any of the following actions with respect to outstanding grants: (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards will immediately lapse, (iii) provide that grantees holding outstanding stock units, performance shares, dividend equivalents and other stock-based awards will receive payment in settlement of such award in an amount determined by the Compensation Committee, (iv) require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of Common Stock as determined by the Compensation Committee, in an amount equal to the amount (if any) by which the then fair market value subject to the grantee’s unexercised options and SARs exceeds the exercise price of the option or the base amount of the SAR, as applicable, or (v) after giving grantees the opportunity to exercise their outstanding options and SARs, the Compensation Committee may terminate any or all unexercised options and SARs at such time as the Compensation Committee determines appropriate. The Compensation Committee making the determinations following a change of control must be comprised of the same members as those on the Compensation Committee immediately before the change of control.

No Repricing of Options or SARs. The Compensation Committee may not reprice options or SARs, nor may the Board of Directors amend the Omnibus Plan to permit repricing of options or SARs, without stockholder approval. Adjustments to the exercise price or number of shares of Common Stock subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the Omnibus Plan. The Board of Directors may amend or terminate the Omnibus Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Omnibus Plan will terminate on May 21, 2017, unless the Omnibus Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the stockholders.

New Plan Benefits. Grants under the Omnibus Plan are discretionary, so it is currently not possible to predict the number of shares of Common Stock that will be granted or who will receive grants under the Omnibus Plan after the Meeting. The Compensation Committee has granted stock units that are subject to stockholder approval of the Omnibus Plan and that will vest based on achievement of performance goals over the performance period beginning January 1, 2007 and ending September 30, 2009. The stock units will vest on September 30, 2009 based on achievement of performance goals measured by earnings per share, return on equity, revenues and assets under management. The maximum number of stock units that may vest based on attainment of these performance goals as of September 30, 2009 for the executive officers is as follows:

NEW PLAN BENEFITS

Resource America, Inc. 2005 Omnibus Equity Compensation Plan

Name and Position	Number of Stock Units
Jonathan Z. Cohen, President & CEO	250,000
Steven J. Kessler, EVP & CFO	25,000
Alan F. Feldman, SVP	75,000
Thomas C. Elliott, SVP	40,000
Michael S. Yecies, SVP, CLO & Secretary	25,000

The last sales price of our Common Stock on March 30, 2007, was $23.63 per share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to grants under the Omnibus Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to grants under the Omnibus Plan. This discussion is intended for the information of stockholders considering how to vote at the Meeting and not as tax guidance to grantees in the Omnibus Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual shares of Common Stock. Future appreciation on shares of Common Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Common Stock are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Common Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture) under section 83(b) of the Code; (ii) if an employee is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Common Stock acquired upon exercise of such option are held until the greater of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to one of its top five officers, if and to the extent such compensation does not qualify as qualified performance-based compensation under section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same year, exceeds $1 million, and (iv) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as qualified performance based compensation is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation that pays it. Options and SARs are intended to meet the requirements of qualified performance based compensation. Stock units, performance shares, stock awards, dividend equivalents and other stock-based awards granted under the Omnibus Plan will only meet the requirements of qualified performance based compensation if the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We has the right to require that grantees pay to us an amount necessary to satisfy our federal, state or local tax withholding obligations with respect to grants under the Omnibus Plan. We may withhold from amounts payable under the Omnibus Plan or other compensation an amount necessary to satisfy tax withholding obligations. The Compensation Committee may permit a grantee to satisfy the withholding obligation by having shares withheld from payment of a grant, provided that the number of shares withheld does not exceed the minimum applicable tax withholding for federal, state and local tax liabilities. The Compensation Committee may permit a grantee to satisfy our withholding obligation that exceeds the minimum applicable withholding rate by transferring to us previously acquired shares of Common Stock.

Vote Required for Approval

The proposal to approve the Omnibus Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

ANNUAL REPORT AND REPORT ON FORM 10-K

Our 2006 Annual Report to Stockholders including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended September 30, 2006, is being sent to stockholders of record as of March 30, 2007 with this proxy statement. Stockholders of record as of March 30, 2007, and beneficial owners of the our common stock on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to us, at our Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of our common stock on March 30, 2007.

STOCKHOLDER PROPOSALS

Holders of common stock who desire to include in our 2008 proxy statement proposals or nominations for the election of directors must submit such proposals or nominations to our Secretary no later than December 8, 2007. Such items must comply with the eligibility standards promulgated by the Securities and Exchange Commission.

Also, under our Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at our 2008 annual meeting of stockholders must deliver written notice to our Secretary no later than January 7, 2008. The notice must contain all of the information required by our Bylaws, a copy of which is available upon request from our Secretary.

By order of the Board of Directors,
Michael S. Yecies, Secretary
April 6, 2007

EXHIBIT A

RESOURCE AMERICA, INC.

ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES

1.	Purpose

The purpose of the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Plan”) is to enhance the ability of Resource America, Inc. to attract, reward and retain senior executive employees, to strengthen employee commitment to Resource America, Inc.’s success and to align employee interests with those of Resource America, Inc.’s stockholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of annually rewarding participants based on the performance of Resource America, Inc. and its business units and, where appropriate, on a participant’s personal performance. The Plan is intended to meet the requirements for a “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended.

2.	Definitions

(a) “Award” shall mean an incentive award earned by a Participant under the Plan for any Performance Period.

(b) “Base Salary” shall mean the Participant’s annual base salary rate in effect at the beginning of a Performance Period. Base Salary does not include Awards under this Plan or any other short-term or long-term incentive plan, imputed income from programs such as group-term life insurance, or non-recurring earnings such as moving expenses. Base Salary is based on annual salary before reductions for deferrals under Company-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

(c) “Board” shall mean the Company’s Board of Directors.

(d) “Change of Control” shall be deemed to have occurred upon the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

(iii) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company; or

(iv) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto.

(f) “Committee” shall mean the Compensation Committee of the Board. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m) and related Treasury regulations.

(g) “Company” shall mean Resource America, Inc., a Delaware corporation, and any successor corporation.

(h) “Effective Date” shall mean October 1, 2006, subject to approval of the Plan by the stockholders of the Company.

(i) “Participant” for any Performance Period, shall mean a senior executive employee of the Company or a subsidiary who is designated by the Committee to participate in the Plan.

(j) “Performance Goals” for any Performance Period, shall mean:

(i) The performance goals of the Company and its subsidiaries or one or more business units, as specified by the Committee, shall be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, return on equity, assets under management, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, price-earnings multiples, net income, operating income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, shareholder return, return on capital employed, increase in assets, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing.

(ii) To the extent applicable, the Committee, in determining whether and to what extent a Performance Goal has been achieved, shall use the information set forth in the Company’s audited financial statements and other objectively determinable information. The Performance Goals established by the Committee may be (but need not be) different each Performance Period, and different Performance Goals may be applicable to different Participants.

(k) “Performance Period” shall mean the fiscal year of the Company or any other period of up to 12 months designated by the Committee with respect to which an Award may be earned.

(l) “Plan” shall mean this Resource America, Inc. Annual Incentive Plan for Senior Executives, as in effect from time to time.

(m) “Target Award” shall mean the targeted amount, expressed as a percentage of the Participant’s Base Salary, that the Participant will earn as an Award for the Performance Period if the targeted level of performance is achieved for each of the Performance Goals set by the Committee for the Participant. A Participant’s Target Award shall be determined by the Committee based on the Participant’s responsibility level, position or such other criteria as the Committee shall determine.

3.	Eligibility

All senior executive employees of the Company and its subsidiaries are eligible to participate in the Plan. The Committee shall designate which senior executive employees shall participate in the Plan for each Performance Period. In order to be eligible to receive an Award with respect to any Performance Period, an employee must be actively employed by the Company or a subsidiary on the last day of the Performance Period, except as provided in Section 7.

4.	Administration

(a) Committee Authority. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant’s Target Award and Award amount, to approve all Awards, to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(b) Committee Determinations. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including, the Participants and their respective beneficiaries.

5.	Determination of Awards

(a) Target Awards and Performance Goals. As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee shall determine the senior executive employees who shall be Participants during that Performance Period, each Participant’s Target Award and the Performance Goals for each Participant, all of which shall be set forth in the Committee’s minutes. The Target Awards may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall specify in the minutes how the financial calculations for the Performance Goals will be made, including what, if any, adjustments shall be made in the event of a change in corporate capitalization, corporate transaction, extraordinary event, change in applicable accounting rules or principles, or other event. The Committee shall establish a maximum dollar amount that may be paid to a Participant for the Performance Period. The Company shall notify each Participant of the Participant’s Target Award and the applicable Performance Goals for the Performance Period.

(b) Earning an Award. A Participant will earn an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that period; provided that the Committee may reduce (but not increase) an Award below the level determined based on the Performance Goals.

A Participant will receive no Award if the level of achievement of Performance Goals is below the minimum required to earn an Award for the Performance Period, as specified by the Committee at the time the Performance Goals are established.

(c) Maximum Award Amount. The maximum Award payable to any Participant for any Performance Period shall not exceed $6,000,000.

(d) Section 162(m). Awards shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for “qualified performance-based compensation” under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. An Award that is designated as “qualified performance-based compensation” under Code section 162(m) may not be awarded as an alternative to any other award that is not designated as “qualified performance-based compensation,” but instead must be separate and apart from all other awards made. The Committee is authorized to reduce an Award for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the amount determined based on achievement of the Performance Goals for that Participant. Any reduction of a Participant’s Award shall not result in an increase in any other Participant’s Award.

6.	Payment of Awards

The Committee shall certify and announce the Awards that will be paid by the Company to each Participant as soon as practicable following the final determination of the Company’s financial results for the relevant Performance Period. Subject to the provisions of Section 7, payment of the Awards certified by the Committee shall be made as soon as practicable following the close of the Performance Period, but in any event within 2-1/2 months after the close of the Performance Period and as otherwise consistent with the requirements of section 409A of the Code. Awards shall be paid in cash or in the form of Company stock or stock units or any combination thereof. Any Company stock or stock units shall be issued under the Company’s 2005 Omnibus Equity Compensation Plan or a successor plan.

7.	Limitations on Rights to Payment of Awards

(a) Employment. No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the last day of the Performance Period; provided, however, that the Committee may determine that if a Participant’s employment with the Company terminates prior to the end of the Performance Period, the Participant shall remain eligible to receive a pro-rated portion of any Award that would otherwise have been earned for the Performance Period, in such circumstances as the Committee deems appropriate. If payments are to be made under the Plan after a Participant’s death, such payments shall be made to the personal representative of the Participant’s estate.

(b) Leaves of Absence. If a Participant is on an authorized leave of absence during the Performance Period, the Participant may be eligible to receive a pro-rated portion of any Award that would otherwise have been earned, as determined by the Committee.

8.	Change of Control

Unless the Committee determines otherwise, if a Change of Control occurs prior to the end of a Performance Period, each Participant shall receive an Award for the Performance Period in which the Change of Control occurs, based on performance measured as of the date of the Change of Control, or as otherwise determined by the Committee. Payment shall be made within 60 days after the Change of Control (regardless of whether the Participant remains employed after the Change of Control).

9.	Deferrals

Notwithstanding the foregoing, the Committee may permit a Participant to defer receipt of an Award that would otherwise be payable to the Participant. The Committee shall establish rules and procedures for any such deferrals, consistent with the applicable requirements of Code section 409A.

10.	Amendments

The Committee may at any time amend this Plan; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Code section 162(m). The Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan, if additional Awards are to be paid under the Plan and if required by section 162(m) of the Code or the regulations thereunder. Except as provided in Subsection 12(g) below, no amendment that adversely affects any Participant’s rights to an Award that has been earned prior to the date of the amendment shall be effective unless the Participant consents to the amendment.

11.	Termination

The Committee may terminate this Plan at any time. In the case of termination of the Plan, each Participant may receive a pro-rated portion of the Award that would otherwise have been earned for the then current Performance Period had the Plan not been terminated, as determined by the Committee. Each Award shall be paid as soon as practicable, but in no event later than 2-1/2 months after the Performance Period in which the Plan terminates.

12.	Miscellaneous Provisions

(a) No Employment Right. This Plan is not a contract between the Company and any employee or Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee or to remove any individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

(b) No Assignment. A Participant’s right and interest under the Plan may not be assigned or transferred, except upon death as provided in Section 7 of the Plan, and any attempted assignment or transfer shall be null and void.

(c) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d) Obligations to the Company. If a Participant becomes entitled to payment of an Award under the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the Award otherwise distributable. Any determination under this Section 12(d) shall be made by the Committee in its sole discretion.

(e) Withholding Taxes. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or his or her personal representative pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(f) Stockholder Approval. Notwithstanding any provision of the Plan to the contrary, all Awards will be made contingent upon, and subject to, stockholder approval of the Plan at the 2007 annual stockholders’ meeting.

(g) Compliance with Law. It is the intent of the Company that the Plan and Awards under the Plan comply with the applicable provisions of Code section 162(m) and that Awards qualify for the “short-term deferral” exception to Code section 409A. To the extent that any legal requirement of Code section 162(m) or 409A as set forth in the Plan ceases to be required under Code section 162(m) or 409A, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

EXHIBIT B

RESOURCE AMERICA, INC.

2005 OMNIBUS EQUITY COMPENSATION PLAN

Amended and Restated as of May 21, 2007

(a)	Purpose

The purpose of the Plan is to provide designated (i) Employees of the Company and its Subsidiaries and (ii) Non-Employee Directors of the Company and its Subsidiaries, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders. The Plan has been amended and restated as of May 21, 2007, subject to stockholder approval of the Plan.

(b)	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(i)	“Board” means the Company’s Board of Directors as constituted from time to time.

(ii)	“Change of Control” means the first to occur of any of the following events:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(iii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

(iv) Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company; or

(v) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(vi) “Code” means the Internal Revenue Code of 1986, as amended.

(vii) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or its successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under section 162(m) of the Code and related Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(viii) “Company” means Resource America, Inc., a Delaware corporation.

(ix) “Date of Grant” means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

(x) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock, Performance Shares or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(xi) “Effective Date” of the amended and restated Plan means May 21, 2007, subject to approval by the stockholders of the Company.

(xii) “Employee” means an employee of an Employer (including an officer or director who is also an employee).

(xiii) “Employer” means the Company and any Subsidiary.

(xiv) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xv) “Fair Market Value” of Stock is, (i) if the Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (ii) if the Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(xvi) “Grant” means an Option, SAR, Stock Unit, Performance Share, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(xvii) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(xviii) “Incentive Stock Option” means a stock option that is intended to meet the requirements of section 422 of the Code, as described in Section 7.

(xix) “Non-Employee Director” means a member of the Board, or a member of the board of directors of a Subsidiary, who is not an employee of the Employer.

(xx) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Section 7.

(xxi) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Stock at an Option Price for a specified period of time.

(xxii) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

(xxiii) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(xxiv) “Parent” means a “parent corporation,” as defined in section 424(e) of the Code, of the Company.

(xxv) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(xxvi) “Performance Shares” means an award of phantom shares, representing one or more shares of Stock, as described in Section 10.

(xxvii) “Plan” means this Resource America, Inc. 2005 Omnibus Equity Compensation Plan, as in effect from time to time.

(xxviii) “Stock” means the common stock, par value $0.01, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18.

(xxix) “SAR” means an award of a stock appreciation right, as described in Section 8.

(xxx) “Stock Award” means an award of Stock, as described in Section 11.

(xxxi) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

(xxxii) “Subsidiary” means any entity in which the Company has a greater than 50% ownership interest. For purposes of Sections 7(c), (d) and (h), “Subsidiary” shall mean a “subsidiary corporation,” as defined in section 424(f) of the Code, of the Company.

(xxxiii) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17.

(c)	Administration

(i) Committee. The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of employees of the Company appointed by the Committee.

(ii) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(iii) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(d)	Grants

Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

(e)	Shares of Stock Subject to the Plan

(i) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,200,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing share limits.

(ii) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Stock, the Committee shall reserve shares of Stock equal to the maximum number of shares of Stock that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units, Performance Shares, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, or otherwise not paid in full, the shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Employer’s minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan. To the extent that the Grant Agreement specifies that the Grant will be paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

(iii) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock. The maximum aggregate number of shares of Stock with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Stock or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payment relates.

(iv) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive pursuant to Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(f)	Eligibility for Participation

(i) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(ii) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of shares of Stock subject to each Grant.

(g)	Options

(i) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7.

(ii) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(iii) Type of Option and Price.

(a) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or its Parent or Subsidiaries. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

(b) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(iv) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary, may not have a term that exceeds five years from the Date of Grant.

(v) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(vi) Termination of Employment or Service. Except as provided in the Grant Instrument, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(vii) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(viii) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(h)	SARs

(i) General Requirements. The Committee may grant SARs to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, shares of Stock or cash equal to the amount by which the Fair Market Value of a share of Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described below in Section 8(c).

(ii) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee will determine the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(iii) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount shall not be less than the Fair Market Value of the shares of Stock subject to the Grant on the Date of Grant.

(iv) Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Stock, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, Stock shall be valued at its Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(v) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

(i)	Stock Units

(i) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(ii) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(iii) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Grant Instrument shall specify the maximum number of shares that shall be paid under the Stock Units.

(iv) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(j)	Performance Shares

(i) General Requirements. The Committee may grant Performance Shares to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Share shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Shares shall be credited to accounts on the Company’s records for purposes of the Plan.

(ii) Terms of Performance Shares. The Committee shall establish the performance goals and other conditions for payment of Performance Shares. Performance Shares may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Performance Shares.

(iii) Payment With Respect to Performance Shares. Payment with respect to Performance Shares shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Instrument a target amount to be paid under a Performance Share based on achievement of the performance goals.

(iv) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Performance Shares after termination of the Participant’s employment or service, and the circumstances under which Performance Shares may be forfeited.

(k)	Stock Awards

(i) General Requirements. The Committee may issue or transfer shares of Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(ii) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(iii) Requirement of Employment or Service. The Committee shall determine in the Grant Instrument under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(iv) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 17. Each certificate, or electronic book entry equivalent, for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(v) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

(l)	Dividend Equivalents

(i) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Instrument, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(ii) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Committee.

(m)	Other Stock-Based Awards

The Committee may grant other awards that are cash-based or based on, measured by or payable in Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Instrument.

(n)	Qualified Performance-Based Compensation

(i) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(ii) Performance Goals. When Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(iii) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per share of Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, revenue growth, assets under management, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, a Subsidiary, or the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(iv) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(v) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Instrument.

(vi) Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

(o)	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals. Any deferrals under the Plan shall be intended to comply with the requirements of section 409A of the Code, and any corresponding regulations and guidance.

(p)	Withholding of Taxes

(i) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(ii) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company shares of Stock owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

(q)	Transferability of Grants

(i) In General. Except as provided in this Section 17, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(ii) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Participant may transfer Nonqualified Stock Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

(r)	Consequences of a Change of Control

(1) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(2) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Stock Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (iii) determine that Grantees holding Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards shall receive a payment in settlement of such Stock Units, Performance Shares, Dividend Equivalents, and Other Stock-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

(3) Committee. The Committee making the determinations under this Section 18 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control.

(s)	Requirements for Issuance of Shares

No shares of Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(t)	Amendment and Termination of the Plan

(i) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 21(b) below.

(ii) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. Adjustments to the Option Price, base amount of SARs or number or kind of shares of Stock subject to an Option or SAR pursuant to Section 5(d) will not constitute a “repricing.”

(iii) Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Units, Performance Shares, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by section 162(m) of the Code or the regulations thereunder.

(iv) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

(u)	Miscellaneous

(i) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(ii) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(iii) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(iv) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company or any other Employer shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other Employer and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other Employer. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(v) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(vi) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(vii) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

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RESOURCE AMERICA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF RESOURCE AMERICA, INC.

The undersigned hereby constitutes and appoints Edward E. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on March 30, 2007, at the Annual Meeting of Stockholders of Resource America, Inc. to be held on Monday, May 21, 2007 and at any and all adjournments thereof as follows:

(Continued and to be signed on the reverse side)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

RESOURCE AMERICA, INC.

May 21, 2007

ê  Please detach along perforated line and mail in the envelope provided.  ê

■ 20230303000000001000 7	052107

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS.			2.	PROPOSAL TO ADOPT THE RESOURCE AMERICA, INC. ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES.	☐	☐	☐

	NOMINEES:				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Michael J. Bradley m Andrew M. Lubin		3.	PROPOSAL TO ADOPT THE RESOURCE AMERICA, INC. AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
☐ FOR ALL EXCEPT (See instructions below)			4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed, FOR approval of the Annual Incentive

Plan for Senior Executives and FOR approval of the Amended and Restated 2005 Omnibus Equity Compensation Plan. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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